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                                                                      EXHIBIT 21



                                                                                                                  % OF
                 ENTITY NAME                                          OWNER                                     OWNERSHIP

  3   Bayonne Cogeneration Facility (QF NJ)               Cogen Technologies Venture                               100

  3   Bergen Point Energy Company, L.L.C. (CA)            East Coast Power, L.L.C.                                 100

  3   Camden Cogen, LP (DE)                               Cogen Technologies Camden GP, Limited Partnership        66.7
                                                          (DE)
                                                          Unaffiliated Parties
                                                                                                                   33.3

  3   Camden Cogeneration Facility (QF NJ)                Camden Cogen, LP                                         100

  3   Cogen Technologies Camden GP, Limited Partnership   East Coast Power Camden GP, LLC
      (DE)                                                East Coast Power Camden LP, LLC

  3   Cogen Technologies Linden Venture, LP (DE)          Cogen Technologies Linden, Ltd.                       Varies

  3   Cogen Technologies Linden, Ltd. (TX)                East Coast Power Linden GP, LLC    (GP)                    1
                                                          East Coast Power Linden LP, LLC    (LP)                   99

  3   Cogen Technologies Venture (NJ JV)                  East Coast Power Bayonne GP, LLC   (GP)                  91.75
                                                          CPN Bayonne, L.L.C.                (GP)                   7.5
                                                          TEVCO/Mission Bayonne Partnership  (GP)                    .75

  3   CPN Bayonne, L.L.C. (DE)                            East Coast Power, L.L.C.                                 100

  3   East Coast Power Bayonne GP, LLC (DE)               East Coast Power, L.L.C.                                 100

  3   East Coast Power Camden GP, LLC (DE)                East Coast Power, L.L.C.                                 100

  3   East Coast Power Camden LP, LLC (DE)                East Coast Power, L.L.C.                                 100

  3   East Coast Power Linden GP, LLC                     East Coast Power Linden Holding, LLC                      99
                                                          East Coast Power Linden, Inc.                              1

  3   East Coast Power Linden Holding, LLC (DE)           East Coast Power, L.L.C.                                 100

  3   East Coast Power Linden LP, LLC                     East Coast Power Linden Holding, LLC                     100

  3   East Coast Power Linden, Inc.                       East Coast Power Linden Holding, LLC                     100

  3   East Coast Power, L.L.C.                            Mesquite Investors, L.L.C.                               98.01
                                                          Bonneville Pacific Corporation                             .99
                                                          Unaffiliated Parties                                       1

  3   Empire Energy Supply, L.L.C. (DE)                   East Coast Power, L.L.C.                                 100

  3   Linden Cogeneration Facility (QF NJ)                Cogen Technologies Linden Venture, LP                    100

  3   Orange Service Company, L.L.C. (NJ)                 East Coast Power, L.L.C.                                 100

  3   TEVCO/Mission Bayonne Partnership (DE GP)           TM Bayonne, L.L.C.                                        50
                                                          Bergen Point Energy Company, L.L.C.                       50

  3   TM Bayonne, L.L.C. (DE)                             East Coast Power, L.L.C.                                 100
